UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 15, 2024

AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AEHR	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2024, Aehr Test Systems, a California corporation (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”) with Incal Technology, Inc., a California corporation based in Fremont, California (“Incal”), the individuals and entities identified in the Purchase Agreement as sellers (collectively, the “Sellers”), pursuant to which the Company agreed to acquire (the “Acquisition”) all of the outstanding capital stock of Incal. Incal specializes in packaged part reliability/burn-in test solutions. The Acquisition aligns with the Company’s strategic objective to expand its market presence and diversify its product offering. Pursuant to the Purchase Agreement, the Company will acquire Incal for an aggregate purchase price of $21.0 million, consisting of $14.0 million in cash and the issuance of $7.0 million in shares of the Company’s common stock (comprised of 552,355 shares of the Company’s common stock at $12.673 per share), subject to certain post-closing adjustments with respect to working capital, as further described in the Purchase Agreement. The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties. The Acquisition is expected to close within 60 days, subject to customary closing conditions.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the shares of common stock in connection with the Acquisition was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The shares will not be registered under the Securities Act of 1933, as amended, or any state securities laws and such shares may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The issuance does not involve a public offering nor any general solicitation or general advertising. The Sellers have represented that they are accredited investors, as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 7.01 Regulation FD Disclosure.

On July 16, 2024, the Company issued a press release announcing its entry into the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report on Form 8-K shall not be incorporated by reference in any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. This Current Report on Form 8-K will not be deemed as an admission as to the materiality of any information in this Current Report on Form 8-K that is disclosed in accordance with Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated July 15, 2024*
99.1	Press Release, dated July 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to supplementally furnish to the SEC a copy of any omitted exhibits or schedules upon request of the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEHR TEST SYSTEMS

Date: July 16, 2024	By:	/s/ Chris P. Siu
Chris P. Siu
Executive Vice President of Finance and
Chief Financial Officer and Secretary

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